Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267418, 333-262925, 333-236537, 333-248973, 333-260870, 333-256327 and 333-253255) and Form S-8 (No. 333-218744, 333-229840, 333-231905 and 333-256328) of Hecla Mining Company (the “Company”) of our reports dated February 15, 2024, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, P.C.

Spokane, Washington

February 15, 2024